EXHIBIT 23.1

                           INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BorgWarner Inc. on Form S-3 of our report on BorgWarner Inc. for the year ended December 31, 2001, dated February 7, 2002, incorporated by reference in the Annual Report on Form 10-K/A of BorgWarner Inc. for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
August 30, 2002